Exhibit 99.2

Toyota Business Highlights FY13 Q2

TOYOTA FINANCIAL SERVICES



TOYOTA MOTOR SALES (TMS), U.S.A. INC. MONTHLY RESULTS

- The U.S. automobile SAAR figure for October 2012 came in at 14.3M units, down from the prior month of 14.9M impacted from inclement weather in the Northeast U.S.
- TMS October sales totaled 155,242 units, up 15.8% from October 2011 volume.
- Camry and Camry hybrid sales volume increased 35.8% compared to October 2011 volume. Prius family sales volume rose 52.4%.
- North American production for October 2012 totaled 109,194 units, a volume increase of 21.9% from the same prior fiscal year period.

U.S. light vehicle seasonally adjusted annual rate (SAAR) and Toyota Motor Sales (TMS), U.S.A. Inc. sales November 2007 - October 2012


Seasonally adjusted annual rate (units in millions)
0
5
10
15
20
Toyota U.S. light vehicle sales (units in thousands)
0
50
100
150
200
250
300
Nov-07
Feb-08
May-08
Aug-08
Nov-08
Feb-09
May-09
Aug-09
Nov-09
Feb-10
May-10
Aug-10
Nov-10
Feb-11
May-11
Aug-11
Nov-11
Feb-12
May-12
Aug-12

Source: Toyota, Bloomberg, Ward's Automotive Group.
Toyota Division represents Toyota and Scion vehicle sales.
Scion sales for the month totaled 5,887 units, up 49.0% from October 2011 Scion volume.
TMS monthly results include fleet sales volume.

Toyota Motor Sales, U.S.A. Inc. October 2012 unit sales


Toyota Division
Lexus
135,392
19,850

Toyota U.S. October 2012 unit sales - Toyota Division Top 5 makes


Oct-12
Oct-11

	Oct-11	Oct-12
Camry	22.043	29.926
Corolla	16.244	20.949
Prius	11.008	16.774
Tacoma	10.172	12.191
RAV4	10.680	10.936

Thousands of vehicles

Toyota U.S. October 2012 unit sales - Lexus Division Top 5 makes


Oct-12
Oct-11

	Oct-11	Oct-12
RX	6.691	6.928
ES	4.300	5.971
IS	2.640	2.116
GS	0.266	1.521
CT	1.511	1.199

Thousands of vehicles

TOYOTA MOTOR CORPORATION (TMC) FINANCIAL RESULTS

Yen in millions

TMC consolidated financial performance	Q2 FY2012	Q2 FY2013
Net Revenues	¥4,574,872	¥5,406,781
Operating Income (Loss)	75,390	340,607
Net Income attributable to TMC (Loss)	80,421	257,922

TMC Consolidated Balance Sheet		
Current Assets	¥11,245,980	¥11,961,374
Noncurrent finance receivables, net	5,101,592	5,539,741
Total Investments and other assets	6,136,761	6,565,456
Property, plant and equipment, net	5,903,223	6,034,111
Total Assets	¥28,387,556	¥30,100,682
Liabilities	¥17,806,152	¥18,835,408
Shareholders' equity	10,581,404	11,265,274
Total Liabilities and Shareholders' Equity	¥28,387,556	¥30,100,682

Operating Income (Loss) by geographic region		
Japan	-¥69,279	¥143,725
North America	32,552	64,975
Europe	5,624	8,654
Asia	70,427	92,945
Other‡	37,041	31,532
Inter-segment elimination and/or unallocated amount	-975	-1,224

‡ "Other" consists of Central and South America, Oceania, Africa and the Middle East, etc.
Source: Toyota Motor Corporation company filings.



Production (units)	Q2 FY2012	Q2 FY2013
Japan	1,014,731	1,100,396
North America	276,349	390,885
Europe	78,450	77,865
Asia	410,710	478,164
Other‡	103,788	117,195

Sales (units)	Q2 FY2012	Q2 FY2013
Japan	504,780	615,260
North America	413,836	598,381
Europe	186,873	203,319
Asia	355,315	421,109
Other‡	344,728	409,554

TOYOTA MOTOR CREDIT CORPORATION (TMCC) FINANCIAL RESULTS

- Our consolidated results for the second quarter of fiscal 2013 decreased as compared to the same period in fiscal 2012 primarily due to increases in interest expense and a decrease in total financing revenues, partially offset by an increase in investment income.
- Market share in the second quarter of fiscal 2013 remained constant compared to the same period in fiscal 2012, while financing volume increased. The increase in financing volume was driven primarily by the increased supply of new Toyota and Lexus vehicles and an increase in TMS subvention.
- Net charge-offs as a percentage of average gross earning assets declined, continuing to benefit from strong used vehicle values.

U.S. dollars in millions

TMCC financial performance	Q2 FY2012	Q2 FY2013
Total financing revenues	$1,870	$1,811
Income before income taxes	730	526
Net Income	451	326
Debt-to-Equity Ratio	10.5x	9.9x



TFS - Market Share1
Q2 FY2012
Q2 FY2013
Q2 FY2013
64.2%
Q2 FY2012
64.1%



TMCC - Percentage of contracts subvened
Q2 FY2012
Q2 FY2013
100%
80%
60%
40%
20%
0%
60.7%
53.2%
26.8%
27.9%
85.2%
83.8%
New retail contracts
Used retail contracts
Lease contracts



TMCC - Vehicle financing volume
Q2 FY2012
Q2 FY2013
units in thousands
250
200
150
100
50
0
196
141
86
71
80
61
New retail contracts
Used retail contracts
Lease contracts



TMCC - Consumer portfolio credit performance*
Net charge-offs as a percentage of average gross earning assets
Aggregate balances for accounts 60 or more days past due as a percentage of gross earning assets
1.25%
1.00%
0.75%
0.50%
0.25%
0.00%
Q2 FY2009
Q2 FY2010
Q2 FY2011
Q2 FY2012
Q2 FY2013

¹Toyota Financial Services (TFS) market share represents the percentage of total domestic TMS sales of new Toyota and Lexus vehicles financed by us, excluding non-Toyota/Lexus sales, sales under dealer rental car and commercial fleet programs and sales of a private Toyota distributor.
**TMCC consumer portfolio includes TMCC and its consolidated subsidiaries*

NORTH AMERICAN SHORT-TERM FUNDING PROGRAMS

- Toyota Motor Credit Corporation (TMCC), Toyota Credit de Puerto Rico Corp. (TCPR), and Toyota Credit Canada Inc. (TCCI)† maintain direct relationships with institutional commercial paper investors through its **Sales & Trading team**, providing each access to a variety of domestic and global markets through three, distinct 3(a)(3) programs.
- For the second quarter of fiscal 2013, TMCC and TCPR commercial paper programs ranged from approximately $21.4 billion to $24.7 billion with an average outstanding balance of $23.1 billion. As of September 30, 2012 the programs had an average remaining maturity of 82 days.



TMCC consolidated financial liabilities comparison‡
Amount ($billions)
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
10.4
44.6
18.6
9.3
43.2
24.2
Q2 FY2012
Q2 FY2013
Secured notes & loans payable
Unsecured notes & loans payable
Commercial Paper

†TCCI and TMCC are subsidiaries of Toyota Financial Services Corporation, a wholly-owned subsidiary of Toyota Motor Corporation.
‡TMCC consolidated financial liabilities include TMCC and its consolidated subsidiaries, which includes TCPR.

LET'S GO PLACES

- TMCC has revamped its Investor Relations site. Please visit **www.toyotafinancial.com**, and select *Investor Relations* located in the upper-right hand corner of the browsing page. Toyota has recently created the Toyota in Action website highlighting the company's operations, innovations, community, and people across the United States. Please visit **www.toyotainaction.com**, to learn more about our U.S. activities and impact.

Forward looking statements are subject to risks and uncertainties that could cause actual results to fall short of current expectations. Toyota and its affiliates discuss these risks and uncertainties in filings they make with the Securities and Exchange Commission. This presentation does not constitute an offer to purchase any securities. Any offer or sale of securities will be made only by means of a prospectus and related documentation.

The **Toyota Financial Services Sales & Trading team** engages in direct dialogue with institutional investors delivering a variety of fixed income products to meet our clients' investment objectives and risk tolerances. We focus on providing simple, personal, and proactive service in the execution of all trades.

Sales & Trading Contacts
Jeff Carter
Head of Sales & Trading
(310) 468-6197
jeff_carter@toyota.com

Nicholas Ro
Sales & Trading Manager
(310) 468-7758
nicholas_ro@toyota.com

East Region
David Johnson
Treasury Manager - East Region
(310) 468-7343
david_johnson@toyota.com

Richard Kinzly
East Region Representative
(310) 468-5302
richard_kinzly@toyota.com

Central Region
Hank Kim
Central Region Representative
(310) 468-3518
hank_kim@toyota.com

Darren Marco
Central Region Representative
(310) 468-5330
darren_marco@toyota.com

West Region
Ricky Chen
West Region Representative
(310) 468-3509
ricky_chen@toyota.com

Please direct all inquiries to (800) 292-1147 or email us at tfs_trading@toyota.com